Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-169463) on Form S-1 of Galectin Therapeutics, Inc. (formerly Pro-Pharmaceuticals, Inc.) of our report dated March 15, 2011, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts
November 15, 2011